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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Stifel Financial Corp. on Form S-2 of our reports dated February 25, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Stifel Financial Corp. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
St. Louis, Missouri

June 6, 1997